United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 19, 2008
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Expansion of the Board of Directors

(d) On May 19, 2008, the Board of Directors (the "Board") of S&T Bancorp, Inc. (the "Company") expanded the size of the Board from fourteen to seventeen directors and appointed Charles G. Urtin, Robert Rebich and John N. Brenzia. The new directors will begin serving on the Board effective as of the consummation of the IBT Bancorp, Inc. ("IBT") merger with the Company, which is expected to occur on or about June 6, 2008. There were no arrangements or understandings between the Company and Messrs. Urtin, Rebich, and Brenzia (or any other person known to the Company) pursuant to which Messrs. Urtin, Rebich and Brenzia were appointed.  Messrs. Urtin, Rebich, and Brenzia will serve on the Company's Board until its 2009 Annual Meeting of Shareholders.

  Charles G. Urtin has been appointed vice chairman of the S&T Bancorp, Inc. Board of Directors. Mr. Urtin, former chief executive officer and president of Irwin Bank and IBT Bancorp, Inc., spent 24 years at Irwin Bank serving as the operations officer and the chief financial officer before being appointed chief executive officer in 1999. Mr. Urtin will also serve on the Executive Committee and Wealth Management Group Oversight Committee. Mr. Urtin is a resident of Jeanette, PA.
  Robert Rebich joins the Company's Board after serving as chairman of the Board of Directors for IBT. Mr. Rebich will also serve on the Executive Committee, Audit Committee and Compensation and Benefits Committee. He joined the IBT Board of Directors in 2004. Mr. Rebich founded Daedal, Inc., in Irwin, PA in 1969, which was later acquired by Parker Hannifin Corporation in 1990. Now retired, Mr. Rebich is a resident of North Huntingdon, PA.
  John N. Brenzia, has been appointed to the Company's Board after serving on the IBT Board of Directors. Mr. Brenzia will also serve on the Executive Committee, Audit Committee and Nominating and Corporate Governance Committee. Currently, Mr. Brenzia is vice president and chief financial officer of Irwin Car and Equipment. Mr. Brenzia lives in North Huntingdon, PA.

Pursuant to the Company's standard non-employee director compensation package, Messrs. Rebich and Brenzia will receive a $12,500 annual retainer, $1,000 for each full board meeting and $800 for each committee meeting he attends. Since, Mr. Urtin will be retained as an employee of the Company, he will not receive any director compensation.

Section 9-Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

99.1 Text of Press Release, dated May 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
May 22, 2008	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary